Addendum No. 3 to
                 Underwriting Agreement Dated December 14, 2000
                                     Between
                              AmeriPrime Funds and
                       Unified Financial Securities, Inc.



         Notwithstanding the provisions of Addendum No. 1 to the Underwriting Agreement (the "Agreement") between AmeriPrime Funds (the "Trust") and Unified Financial Securities, Inc. (the "Underwriter"), the Trust and the Underwriter agree that, effective April 1, 2003, Exhibit A of the Agreement shall include the IMS Capital Value Fund (the "Fund"), that all of the provisions of the Agreement shall apply with respect to the Fund, and that the Underwriter shall be appointed as the agent for the distribution of the shares of the Fund.

         IN WITNESS WHEREOF, the Trust and the Underwriter have each caused this Addendum to the Agreement to be signed on its behalf, as of the 10th day of April, 2003.


                                           AmeriPrime Funds

                                                /s/
                                           By: __________________________
                                                    Carol J. Highsmith
                                                    Assistant Secretary



                                           Unified Financial Securities, Inc.

                                                /s/
                                           By: _______________________________
                                                    Stephen D. Highsmith, Jr.,
                                                    President and CEO



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